EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (No. 333-135515) on Form S-8 of Omega Flex, Inc. of our reports dated March 13, 2017, relating to the consolidated financial statements of Omega Flex, Inc. and the effectiveness of internal control over financial reporting of Omega Flex, Inc., appearing in the Annual Report on Form 10-K of Omega Flex, Inc. for the year ended December 31, 2016.

/s/ RSM US LLP

Blue Bell, Pennsylvania
March 13, 2017